Exhibit 10.4

EXECUTION VERSION

DECEMBER 16, 2014

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

DATED AS OF DECEMBER 14, 2012

AMONG

SABINE OIL & GAS LLC,

AS BORROWER,

BANK OF AMERICA, N.A.,

AS ADMINISTRATIVE AGENT,

BARCLAYS BANK PLC,

AS SYNDICATION AGENT

AND

THE LENDERS PARTY HERETO

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT, dated as of December 16, 2014 (this “Amendment”), among SABINE OIL & GAS LLC (the “Borrower”), the Incremental Term Lenders party hereto (the “New Incremental Term Lenders”) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders (such capitalized term and, unless otherwise specified, all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).

WHEREAS, the Borrower, the Lenders and the Administrative Agent, are party to that certain Second Lien Credit Agreement, dated as of December 14, 2012 (as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of January 23, 2013 and as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, that certain Amended and Restated Agreement and Plan of Merger dated as of July 9, 2014 among Forest Oil Corporation (“Forest”), the Borrower and the other parties party thereto, as amended pursuant to Amendment No. 1 dated as of December 16, 2014 (as such agreement may be amended, supplemented, amended and restated, or otherwise modified from time to time prior to the date hereof in accordance with its terms, the “Fairway Merger Agreement”) contemplates certain contributions and mergers (the “Merger”), which, among other things, will result in Forest becoming the successor in interest to the Borrower;

WHEREAS, in connection with the Merger, the Borrower contemplates entry into that certain Second Amended and Restated Credit Agreement dated as of the date hereof among the Borrower, each of the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent and as an issuing bank, and each other issuing bank from time to time party thereto (as such agreement may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with its terms, the “Revolving Facility Agreement”);

WHEREAS, the Borrower has requested from the New Incremental Term Lenders Incremental Term Commitments in an aggregate principal amount of $50,000,000 (the “New Term Loan Commitments”), which will be effective and available as of the Amendment No. 2 Effective Time (as defined below), and which New Incremental Term Lenders shall constitute Incremental Term Lenders under the Credit Agreement, such New Term Loan Commitments shall constitute Incremental Term Commitments under the Credit Agreement and, with respect to the Loans thereunder (the “New Term Loans”), Incremental Term Loans under the Credit Agreement;

WHEREAS, each New Incremental Term Lender party hereto is willing to make the New Term Loans in the amounts set forth opposite such New Incremental Term Lender’s name in Annex I hereof;

WHEREAS, each New Incremental Term Lender party hereto and one or more of its affiliates is acting as a lead arranger of the New Term Loans;

WHEREAS, this Agreement shall constitute an Incremental Amendment as set forth in Section 2.07 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Credit Agreement Amendments. Subject to the terms and conditions set forth in this Amendment, effective on the Amendment No. 2 Effective Time:

Section 1.1. Each of the undersigned New Incremental Term Lenders, the Administrative Agent and the Borrower irrevocably agrees to amend the Credit Agreement as provided in Section 2 hereof to provide for (a) the New Term Loan Commitments and (b) the commensurate reduction of the available Incremental Term Loans.

Section 1.2. Except as modified pursuant to Section 1.1 hereof, Loans under the Facilities shall remain outstanding and shall be continued.

Section 2. Amendments.

Section 2.1. Annex I of the Credit Agreement is amended by adding thereto the New Term Loan Commitments hereunder of the New Incremental Term Lenders party hereto as set forth on Annex I hereto.

Section 2.2. Pursuant to Section 2.07(d) of the Credit Agreement, upon the funding of the New Term Loans on the Amendment No. 2 Effective Time, the New Term Loans shall automatically and without further action by any Person constitute additional Loans (and shall have the same terms as the existing Loans, and, for the avoidance of doubt, be subject to the same Applicable Margin, Adjusted Eurodollar Rate and Alternate Base Rate (including the interest rate floors of 1.25% and 2.25%, respectively)) for all purposes of the Credit Agreement and the other Loan Documents; provided that the Borrower may use the proceeds of the New Term Loans for general corporate purposes (which may include paying certain transaction costs and expenses in connection with the Merger and any related financing or other transactions, including the issuance of the New Term Loans and the Revolving Facility Agreement).

Section 2.3. Pursuant to Section 2.07(d) of the Credit Agreement and notwithstanding anything to the contrary in Section 2.03 of the Credit Agreement, the New Term Loans made at the Amendment No. 2 Effective Time shall constitute Eurodollar Rate Loans, having an initial Interest Period that shall end on the last day of the Interest Period applicable to the existing Loans as in effect immediately prior to the Amendment No. 2 Effective Time.

Section 2.4. Any remaining outstanding amount of New Term Loans shall be repaid in full on the same Maturity Date that applies with respect to the existing Loans.

Section 3. Incremental Term Lenders. Each New Incremental Term Lender party hereto hereby acknowledges and agrees that it will have, immediately upon the Amendment No. 2 Effective Time and without further action by any Person, an Incremental

Term Commitment in the amount set forth opposite such New Incremental Term Lender’s name on Annex I to this Amendment and agrees to severally make to the Borrower Incremental Term Loans on the Amendment No. 2 Effective Time, in dollars, in an aggregate amount not in excess of such New Incremental Term Lender’s New Term Loan Commitment hereunder. From and after the Amendment No. 2 Effective Time, (a) each New Incremental Term Lender party hereto shall be a Lender for all purposes under the Credit Agreement and the other Loan Documents and (b) the New Term Loans shall be Loans for all purposes under the Credit Agreement and the other Loan Documents. For the avoidance of doubt, the New Term Loans shall be considered an increase in the Loans under the Credit Agreement and shall not be considered a separate tranche of Indebtedness under the Credit Agreement.

Section 4. Representations and Warranties, No Default. The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Amendment No. 2 Effective Time:

Section 4.1. This Amendment is within each Loan Party’s corporate, limited liability company or partnership powers, as applicable, and has been duly authorized by all necessary organizational and, if required, action by any holder of its Equity Interests. This Amendment and the Loan Documents, as amended by this Amendment, have been duly executed and delivered by the Loan Parties and constitute legal, valid and binding obligations of each such Loan Party party thereto, in each case, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights or enforceability thereof generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. This Amendment and the Loan Documents, as amended by this Amendment, do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including holders of its Equity Interests or any class of directors, managers or supervisors, as applicable, whether interests or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment or any Loan Document, as amended by this Amendment or the consummation of the transactions contemplated hereby, except such as have been obtained or made and are in full force and effect.

Section 4.2. The execution, delivery and performance by any Loan Party of this Amendment and the performance by any Loan Party of any Loan Document, as amended by this Amendment, to which such Loan Party is a party, and any such Loan Party’s compliance with the terms and provisions hereof or thereof, (a) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any Restricted Subsidiary or any Property of any of them, (b) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Restricted Subsidiary and (c) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Restricted Subsidiary (other than the Liens created by the Loan Documents).

Section 4.3. The representations and warranties set forth in the Revolving Facility Agreement and in the other Loan Documents (as defined in the Revolving

Facility Agreement) are true and correct in all material respects on and as of the Amendment No. 2 Effective Time with the same effect as though such representations and warranties had been made on and as of the Amendment No. 2 Effective Time, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

Section 4.4. No Default or Event of Default has occurred and is continuing as of the date hereof or as of the Amendment No. 2 Effective Time or would result from the incurrence of the New Term Loans and the use of proceeds thereof.

Section 5. Conditions to Effectiveness of Amendment. This Amendment, including the amendments set forth in Section 2, shall become effective and the provisions set forth in Sections 1 and 2 shall become operative, and each New Incremental Term Loan Lender shall make New Term Loans in the amount of its respective New Term Loan Commitment, on the date and at the time (the “Amendment No. 2 Effective Time”) at which each of the following conditions are satisfied or waived by each applicable party:

(a) The Administrative Agent shall have received executed signature pages to this Amendment from each Lender party hereto, the Borrower and each other Loan Party.

(b) The Administrative Agent shall have received a certificate from an officer or director of the Borrower stating that the Revolving Facility Agreement shall have become effective pursuant to and in accordance with the terms and conditions thereof and Loans (as defined in the Revolving Facility Agreement) shall have been made available to the Borrower.

(c) The Incremental Term Lenders party hereto shall have received all amounts due and payable on or prior to the Amendment No. 2 Effective Time to the extent invoiced at least one Business Day prior to the Amendment No. 2 Effective Time.

(d) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of the its board of directors or other appropriate governing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Amendment and to enter into the transactions contemplated hereby, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign this Amendment and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and by-laws or other applicable organizational documents of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(e) The Administrative Agent shall have received a certificate from an officer or director of the Borrower attaching the same (i) certificates of good standing from the applicable Secretary of State (or equivalent) of the State of organization of each Loan Party and (ii) certificate of insurance coverage of the Borrower, in each case, as delivered to the administrative agent under the Revolving Facility Agreement.

(f) The New Incremental Term Lenders shall have received, on behalf of itself, and the New Incremental Term Lenders, an opinion of Simpson Thacher & Bartlett LLP, New York counsel to the Borrower and the Guarantors.

(g) The Administrative Agent shall have received a certificate from an authorized officer of the Borrower that the Merger shall have been consummated or will be consummated substantially concurrently with the Amendment No. 2 Effective Time.

(h) The Specified Merger Agreement Representations and the Specified Representations (each as defined in the Revolving Facility Agreement) shall be true and correct in all material respects.

(i) No Default or Event of Default under Section 10.01(a), (b), (g) or (h) of the Credit Agreement has occurred and is continuing or would result from the incurrence of the New Term Loans.

(j) The Administrative Agent shall have received a solvency certificate from a director or an officer of the Borrower, substantially in the form of attached hereto as Exhibit 1.

(k) The Administrative Agent shall have received prior to the Amendment No. 2 Effective Time (or such later date as the Administrative Agent reasonably agrees) all documentation and other information required by regulatory authorities with respect to the Borrower and the Guarantors under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by the Administrative Agent.

(l) Each of the Borrower and the Guarantors shall have authorized the Administrative Agent (and hereby does authorize the Administrative Agent) to file a UCC-1 financing statement in its jurisdiction of organization with the applicable central filing office (such as the Secretary of State) in respect of its assets constituting Collateral (as defined in the Guaranty Agreement) to the extent that any security interest in such Collateral may be perfected by filing any such UCC-1 financing statement under the Uniform Commercial Code in a central filing office (such as the office of a secretary of state).

(m) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 of the Credit Agreement (subject to Section 2.3 of this Amendment).

Section 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (i.e. a “PDF” or “TIF”) shall be effective as delivery of a manually executed counterpart hereof.

Section 7. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation, or jurisdiction or as applied to any person.

Section 10. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 11. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Guaranteed Creditors (as defined in the Guaranty Agreement) under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Loan Document, and each Loan Party acknowledges and agrees that each of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Loan Party ratifies and reaffirms its obligations under the Loan Documents to which it is party, the Liens granted by it pursuant to the Security Instruments, which continue to secure the Obligations, and if such Loan Party is a Guarantor, its guaranty of the Obligations pursuant to the Guarantee. From and after the Amendment No. 2 Effective Time, all references to the Credit Agreement in any Loan Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. In entering into this Amendment, each Lender has undertaken its own analysis and has not relied on any other Lender in making its decision to enter into this Amendment. This Amendment constitutes a Loan Document. The Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 12.03(a) of the Credit Agreement. If the Amendment No. 2 Effective Time shall not have occurred prior to 11:59 p.m. (New York City time) on December 18, 2014, this Amendment and the agreements contained herein shall terminate and have no effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:	SABINE OIL & GAS LLC

	By:	/s/ David Sambrooks
	Name:	David Sambrooks
	Title:	Chief Executive Officer

GUARANTORS:

SABINE BEAR PAW BASIN LLC

SABINE EAST TEXAS BASIN LLC

SABINE MID-CONTINENT LLC

SABINE OIL & GAS FINANCE CORPORATION

SABINE SOUTH TEXAS LLC

SABINE WILLISTON BASIN LLC

GIANT GAS GATHERING LLC

REDROCK DRILLING LLC

SABINE MID-CONTINENT GATHERING LLC

SABINE SOUTH TEXAS GATHERING LLC

	By:	/s/ David Sambrooks
	Name:	David Sambrooks
	Title:	Chief Executive Officer of each of the foregoing

[Signature Page to Amendment No. 2 to the Credit Agreement]

BARCLAYS BANK PLC, as a New Incremental Term Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

WELLS FARGO ENERGY CAPITAL INC., as a New Incremental Term Lender

By:	/s/ Bryan McDavid
Name:	Bryan McDavid
Title:	Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as a New Incremental Term Lender

By:	/s/ Mason McGurrin
Name:	Mason McGurrin
Title:	Managing Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

CITICORP NORTH AMERICA, INC., as a New Incremental Term Lender

By:	/s/ Thomas Cole
Name:	Thomas Cole
Title:	Managing Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

BANK OF AMERICA, N.A., as a New Incremental Term Lender

By:	/s/ Bryan Heller
Name:	Bryan Heller
Title:	Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

NATIXIS, NEW YORK BRANCH, as a New Incremental Term Lender

By:	/s/ Eugene Weissberger
Name:	Eugene Weissberger
Title:	Director

By:	/s/ Charles W. Chigas
Name:	Charles W. Chigas
Title:	Managing Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

UBS AG, STAMFORD BRANCH, as a New Incremental Term Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director, Banking Products Services US

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director, Banking Products, US

[Signature Page to Amendment No. 2 to the Credit Agreement]

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Bryan Heller
Name:	Bryan Heller
Title:	Director

[Signature Page to Amendment No. 2 to the Credit Agreement]

ANNEX

ICOMMITMENTS

New Incremental Term Lender	New Term Loan Commitments
Barclays Bank PLC	$12,500,000
Wells Fargo Energy Capital Inc.	$12,500,000
Capital One, National Association	$5,000,000
Citibank, N.A.	$5,000,000
Bank of America, N.A.	$5,000,000
Natixis, New York Branch	$5,000,000
UBS AG, Stamford Branch	$5,000,000

Total:	$50,000,000

ANNEX I

EXHBIT 1

[FORM OF] SOLVENCY CERTIFICATE

[    ], 2014

I, the undersigned, the [title of Responsible Officer] of the Borrower (as defined below), DO HEREBY CERTIFY on behalf of the Borrower that:

1. This Certificate is furnished pursuant to Section 5(j) of Amendment No. 2 to the Credit Agreement dated as of December 16, 2014 (as in effect on the date of this Certificate, the “2nd Term Amendment”), among Sabine Oil & Gas LLC, a Delaware corporation (the “Borrower”), the Incremental Term Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent which amends that certain Second Lien Credit Agreement, dated as of December 14, 2012 (as amended by that certain Amendment No. 1 to the Credit Agreement, dated as of January 23, 2013 and as may be further amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the 2nd Term Amendment and Credit Agreement are used herein with the same meanings.

2. Immediately after giving effect to the Transactions, (a) the fair value of assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liabilities of the Borrower and its Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

3. The Borrower does not intend to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any Subsidiary, and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

[Signature Page Follows]

EXHIBIT 1